Exhibit 23.2
                                                                    ------------


                       Consent of Independent Accountants

As independent public accountants, we hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-86288 of Stolt Offshore S.A. on Form F-3 of our report on Stolt Offshore S.A. dated January 30, 2002, for the year ended November 30, 2001, and to all references to our firm included in or made a part of this registration statement.




/s/ Arthur Andersen
Glasgow, United Kingdom
April 17, 2002